UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

DIGITALFX INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Florida	001-33667	65-0358792
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3035 East Patrick Lane Suite #9 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-938-9300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events

On April 1, 2009, the Board of Directors of DigitalFX International, Inc. (the “Registrant”), including the independent Compensation Committee thereof, approved common stock grants to each of Abraham Sofer, the Registrant’s President, in the amount of 500,000 shares, and Tracy Sperry, the Registrant’s Chief Financial Officer, in the amount of 250,000 shares. The shares underlying each grant were fully vested.

The grants were made as stock purchase grants under the Registrant’s existing 2006 Stock Incentive Plan, as amended (the “Plan”), and were provided as compensation for past services rendered to the Registrant.

On the same date, the Board of Directors of the Registrant, including the independent Compensation Committee thereof, approved a common stock grant to an independent consultant of the Registrant in the amount of 500,000 shares. The shares underlying this grant were fully vested. This grant was made as a stock purchase grant under the Plan, and was provided as compensation for past services rendered to the Registrant. The grant was subject to the further execution of a mutually acceptable consulting agreement between the Registrant and the consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalFX International, Inc.

Date: April 7, 2009	By:	/s/ Tracy Sperry
Tracy Sperry Chief Financial Officer